UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 9, 2006

(Date of earliest event reported)

TANOX, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30231	76-1096733
(Commission File Number)	(IRS Employer Identification No.)

10301 Stella Link, Houston, Texas	77025-5497
(Address of Principal Executive Offices)	(Zip Code)

(713) 578-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On November 9, 2006, Tanox, Inc., a Delaware corporation (“Tanox”), Genentech, Inc., a Delaware corporation (“Genentech”), and Green Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Genentech (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement and subject to the conditions thereof, Genentech will acquire all of the outstanding stock of Tanox for a purchase price of $20.00 cash per share, without interest (the “Merger Consideration”), and Merger Sub will merge with and into Tanox (the “Merger”) with Tanox continuing as the surviving corporation and a wholly-owned subsidiary of Genentech.

In connection with the Merger, each issued and outstanding share of Tanox common stock (other than shares held by Tanox or owned by Genentech, Merger Sub or their subsidiaries) will be converted into the right to receive the Merger Consideration. Each option to purchase Tanox common stock, whether vested or unvested, that is unexpired, unexercised and outstanding immediately prior to the effective time of the Merger (“Effective Time”) will, pursuant to the terms of the Merger Agreement, be canceled in its entirety, the holder of each shall be fully vested in such option, and the holder will be entitled to receive an amount of cash (without interest) equal to the product of (i) the number of shares of Tanox common stock as to which such option remains unexercised immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration minus the exercise price per share of Tanox common stock underlying such option immediately prior to the Effective Time, less applicable taxes. If, however, the Merger Consideration does not exceed the exercise price per share of Tanox common stock underlying such option immediately prior to the Effective Time, then the Merger Consideration for such option shall be zero.

Based on the estimated number of shares of Tanox common stock outstanding and the estimated number of Tanox stock options outstanding as of the signing date of the Merger Agreement, the total cash value of the transaction is approximately $919 million.

The Board of Directors of Tanox has unanimously approved the Merger Agreement. The Merger Agreement contains customary representations and warranties between Tanox, on the one hand, and Genentech and Merger Sub, on the other. The parties also have agreed to certain customary covenants and agreements, including, among others, with respect to the operation of Tanox’s business between signing and closing, the solicitation of proposals with respect to alternative transactions, governmental filings and approvals and similar matters.

The Merger Agreement contains certain termination rights for both Tanox and Genentech, and further provides that, upon termination of the Merger Agreement under specified circumstances, Tanox may be required to pay Genentech a termination fee of $32,000,000 as described in the Merger Agreement. If the Merger Agreement is terminated under certain other specified circumstances, Genentech may be required to reimburse the expenses of Tanox up to an aggregate of $5,000,000 as described in the Merger Agreement.

Consummation of the Merger is subject to the satisfaction of certain customary conditions including, among others, (i) approval of the Merger by Tanox’s stockholders, (ii) the expiration of the applicable waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and (iii) no material adverse effect having occurred in respect of Tanox.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which will be filed as an annex to the proxy statement that Tanox will file with the U.S. Securities and Exchange Commission (“SEC”).

Voting Agreement

In connection with the Merger Agreement, Genentech has entered into voting agreements (the “Voting Agreements”), substantially in the form of Exhibit 10.1 hereto, with the following members of the board of directors of Tanox: Nancy T. Chang, Danong Chen, Julia Brown, Gary Frashier, Osama Mikhail, Peter Traber, Heinz Bull, and Tse Wen Chang (collectively, the “Directors”). As of November 9, 2006, the Directors collectively owned approximately 29.5% of the outstanding shares of Tanox. The Voting Agreements provide, among other things, that each of the Directors will vote all shares of capital stock of Tanox beneficially owned by such Director in favor of adopting the Merger Agreement and against approval of any proposal made in opposition to, or in competition with, consummation of the Merger. Each Director has entered into the Voting Agreement solely in his or her capacity as a stockholder of Tanox.

The Voting Agreements signed by Nancy Chang and Tse Wen Chang provide, among other things, that each will not transfer any shares owned, nor grant any proxies or powers of attorney with respect to any shares of Tanox, nor subject any such shares to any pledges, hypothecations or gifts or other arrangements. The Voting Agreements signed by Osama Mikhail, Julia Brown, Heinz Bull, Danong Chen, Gary Frashier and Peter Traber provide, among other things, that each will not transfer any shares owned, nor grant any proxies or powers of attorney with respect to any shares of Tanox, nor subject any such shares to any pledges, hypothecations or gifts or other arrangements, with the exception that sales of shares of Tanox in the open market through a brokers’ transaction (as defined in Rule 144(g) of the Securities Act of 1933, as amended) are permitted. The Voting Agreements terminate on the earlier of the Effective Date of the Merger and the date that the Merger Agreement has been terminated.

The foregoing description of the Voting Agreements do not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, the form of which is filed as Exhibit 10.1 hereto, and is incorporated in this Item 1.01 by reference.

Pre-existing Agreements between Genentech and Tanox

In 1990, Tanox established a collaboration with a predecessor of Novartis Pharma AG (“Novartis”, and such predecessor the “Novartis Predecessor”) to jointly develop anti-IgE antibodies to treat allergic diseases. In connection with the settlement of a lawsuit in 1996, Genentech joined the collaboration with Tanox and the Novartis Predecessor for the purpose of developing certain anti-IgE antibodies. This three-party collaboration was formalized as the

Tripartite Collaboration Agreement dated February 25, 2004 (the “TCA”) by and among Genentech, Tanox and Novartis. The TCA allocates among the parties certain development responsibilities, manufacturing responsibilities, marketing rights, and rights to receive milestone payments, development and manufacturing compensation payments, royalties and profit sharing. Also in connection with the settlement of the lawsuit, Genentech and Tanox entered into a Settlement and Cross-Licensing Agreement dated July 8, 1996 (the “SCLA”), which was subsequently amended on February 25, 2004 in connection with the signing of the TCA. Pursuant to the SCLA, upon the occurrence of certain events, Genentech and Tanox are obligated to license certain intellectual property relating to anti-IgE antibodies to one another in consideration of specified royalty payments.

Benefits Waiver Agreement

See the disclosures under Item 5.02 of this Current Report on Form 8 K, which is incorporated by reference in this Item 1.01, for a description of a recent amendment to Dr. Nancy T. Chang’s, PhD, Chairman of the Board of Tanox, existing Employment Agreement with Tanox, dated as of September 12, 2006.

Item 3.03 Material Modification to Rights of Security Holders.

On November 9, 2006, Tanox amended that certain Rights Agreement (the “Rights Agreement”) between Tanox and American Stock Transfer & Trust Company, as Rights Agent, dated as of July 27, 2001 (such amendment being referred to in this report as the “Amendment”). The effect of the Amendment is to permit the execution of the Merger Agreement and the performance and consummation of the transactions contemplated by the Merger Agreement, including the Merger, without triggering the separation or exercise of the Rights (as defined in the Rights Agreement) or any adverse event under the Rights Agreement.

The foregoing description of the Amendment to the Rights Agreement is qualified in its entirety by reference to the full text of the Amendment to the Rights Agreement. The Amendment has been filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On November 9, 2006, Dr. Nancy T. Chang, PhD, Chairman of the Board of Tanox, entered into a Benefits Waiver Agreement (“Waiver Agreement”) with Tanox and Genentech, as third party beneficiary. Pursuant to the Waiver Agreement, Dr. Chang has agreed to amend the terms of her existing Employment Agreement with Tanox, dated as of September 12, 2006 (“Employment Agreement”), by waiving her right to receive 50% of the value of the cash severance payments to which she may be entitled to under such Employment Agreement as of the Effective Time, in exchange for Genentech providing certain specified severance benefits to employees of Tanox. The effectiveness of the Waiver Agreement is expressly contingent upon the consummation of the Merger and adoption of a severance plan providing the referenced severance benefits.

The foregoing description of the Waiver Agreement is qualified in its entirety by reference to the full text of the Waiver Agreement. The Waiver Agreement has been filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events

On November 9, 2006, Tanox and Genentech jointly issued a press release announcing the Merger. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed Merger. In connection with the proposed Merger, Tanox will file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF TANOX ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Tanox. Investors and security holders may obtain a free copy of the proxy statement, when it becomes available, and other documents filed by Tanox with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and Tanox’s other filings with the SEC may also be obtained from Tanox. Free copies of Tanox’s filings may be obtained by directing a request to Tanox, Inc., 10301 Stella Link, Houston, Texas 77025-5497, Attention: Investor Relations.

Participants in Solicitation

Tanox and its directors, executive officers and other members of its management and employees may be deemed to be soliciting proxies in favor of the Merger from Tanox stockholders. Information regarding Tanox’s directors and executive officers is available in Tanox’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 28, 2006. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
4.1	Amendment to Rights Agreement, dated as of November 9, 2006, between Tanox, Inc. and American Stock Transfer & Trust Company.

10.1	Form of Voting Agreement, entered into on November 9, 2006, by and among Genentech, Inc. and certain stockholders of Tanox, Inc.

10.2	Benefits Waiver Agreement, entered into on November 9, 2006, by and among Dr. Nancy T. Chang, PhD, Tanox, Inc. and Genentech, Inc., as third party beneficiary.

99.1	Press release issued jointly by Tanox, Inc. and Genentech, Inc. on November 9, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

TANOX, INC.

Date: November 16, 2006	By:	/s/ Gregory Guidroz
Gregory Guidroz Vice President - Finance